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                                                                    EXHIBIT 32.2

       Certification of Chief Financial Officer furnished pursuant to Rule 13a-14(b) of the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the
                      United States Code (18 U.S. C. 1350)

I, William John Chappell, Senior Vice President and the Chief Financial Officer of Trikon Technologies, Inc (the "Company"), do hereby certify to the best of my knowledge and belief that:

1. The Company's quarterly report on Form 10-Q for the quarter ended June 30, 2003 (`the Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 780(d)); and


     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   August 7, 2003

                                       /s/ William J Chappell
                                       --------------------------------
                                       William J Chappell
                                       Senior Vice President
                                       and Chief Financial Officer